B O V I T Z
                                   ___________________
                                   & C O, C P A, P. C.

                                   CERTIFIED PUBLIC ACCOUNTANTS





                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS


Perma-Fix Environmental Services, Inc.
Gainesville, Florida


We hereby consent to the incorporation by reference into this Registration Statement on Form S-3, Registration No. 333-43149, of our report dated January 26, 1999, relating to the combined financial statements and schedule of Chemical Conservation Corporation, Chemical Conservation of Georgia, Inc. and Chem-Met Services, Inc. and subsidiaries appearing in the Report on Form 8-K/A, earliest event June 1, 1999 of Perma-Fix Environmental Services, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus.



                                    /s/ Robert L. Bovitz

                                    Robert L. Bovitz
                                    Bovitz & Co., CPA, P.C.


Trenton, Michigan
December 8, 1999

1651 Kingsway Court * P.O. Box 445 / Trenton, Michigan 48183-0445
           Phone: (734) 671-5300 / Fax: (734) 671-6504
      Website: bovitzcpa.com / E-Mail: bovitz@bovitzcpa.com